As filed with the Securities and Exchange Commission on February 28, 2007.

File Number   333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The Bureau of National Affairs, Inc.
(Exact Name of Registrant as specified in its charter)

A Delaware Corporation	53-0040540
(I.R.S. Employer Identification No.)

1231 25th St., N.W.,
Washington, D.C. 20037	(202)-452-4200
(address of principal executive offices)	(Telephone number)

STOCK PURCHASE AND TRANSFER PLAN and THE BNA 401(k) PLAN
(full title of Plans)

Paul N. Wojcik, CEO	With a copy to:
The Bureau of National Affairs, Inc.	Eunice Lin Bumgardner, Esq.
1231 25th Street, N.W.	The Bureau of National Affairs, Inc.
Washington, D.C. 20037	1231 25th Street, N.W.
(202) 425-4200	Washington, D.C. 20037

STOCK PURCHASE AND TRANSFER PLAN and THE BNA 401(k) PLAN

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to	Amount to be	Offering Price	Aggregate Offering	Registration
Be Registered	Registered	Per Share (1)	Price(1)	Fee

Class A
Common Stock
$1 par value	5,000,000 shs	$14.00	$70,000,000	$2,149.00

1.
In accordance with Rule 457(h) and General Instruction E to Form S-8, the proposed maximum aggregate offering price and the amount of the registration fee is computed with respect to the maximum number of the registrant's securities issuable under the plan that are covered by this registration statement.  The offering price per share of Class A Common Stock, as determined by the Company's Board of Directors, is $14.00, and such offering price applies to purchases of such stock under the BNA 401(k) Plan and to purchases (and sales) of such stock under the Stock Purchase and Transfer Plan.

In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the BNA 401(k) Plan.

The contents of the registrant's registration statement on Form S-8 filed with the Securities and Exchange Commission ("Commission") on September 13, 1990 (Commission file no. 33-36816) are incorporated by reference into this registration statement. Additional updating information is set forth below:

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005 and the Annual Report on Form 11-K for the BNA 401(k) Plan for the year ended December 31, 2005.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c)	The description of the Company’s common stock contained in the Articles of Incorporation and By-laws incorporated by reference into this Registration Statement. (See Exhibit list below).

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Certain legal matters regarding the legality of the securities offered hereby will be passed upon for the Company and the Plans by Eunice Lin Bumgardner, Esq. Ms. Bumgardner is Vice President and General Counsel of the Company, and is a member of the Board of Directors. As of February 28, 2007, Ms. Bumgardner owned 53,878 shares of the Company's Class A common stock.

Item 8. Exhibits.

(a)
In addition to those Exhibits previously filed in Item 8 to the registration statement incorporated herein by reference, the following exhibits are included with this registration statement in accordance with General Instruction E to Form S-8:

4.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Annual report on Form 10-K for the year ended December 31, 2001).

4.2	By-laws (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed September 8, 2005).

4.3	Stock Ownership policies and procedures.

5.1	Opinion of Eunice Lin Bumgardner.

23.1	Consent of Eunice Lin Bumgardner.

23.2	Consents of KPMG LLP.

24     Power of Attorney (See Signature Page).

(b)
The undersigned registrant hereby undertakes to submit a copy of The BNA 401(k) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement (incorporating the contents of its registration statement filed September 13, 1990, file number 33-36816), to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 28th day of February 2007.

The Bureau of National Affairs, Inc.

s/Paul N. Wojcik
Paul N. Wojcik
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated in each case as of the 28th day of February, 2007. Each of the undersigned officers and directors hereby severally appoints and constitutes Cynthia J. Bolbach and Paul A. Blakely, and each of them singly, as true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, and to file any and all further amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the registrant deems appropriate, and generally to do all things in our name and on our behalf as officers and directors to enable The Bureau of National Affairs, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

2/28/07	s/Paul N. Wojcik
Date	Paul N. Wojcik, President
Chief Executive Officer, Vice Chairman
of the Board and Director

2/28/07	s/George J. Korphage
Date	George J. Korphage, Vice President
CFO and Director (Principal Accounting Officer)

2/28/07	s/Sandra C. Degler
Date	Sandra C. Degler, Chairman of the Board

2/28/07	s/Paul A. Blakely
Date	Paul A. Blakely, Director

2/28/07	s/Cynthia J.Bolbach
Date	Cynthia J. Bolbach, Director

2/28/07	s/Eunice Lin Bumgardner
Date	Eunice Lin Bumgardner, Director

2/28/07	s/Neil R. Froeming
Date	Neil R. Froeming, Director

2/28/07	s/Gerald S. Hobbs
Date	Gerald S. Hobbs, Director

2/28/07	s/Margaret S. Hullinger
Date	Margaret S. Hullinger, Director

2/28/07	s/Gregory C. McCaffery
Date	Gregory C. McCaffery, Director

2/28/07	s/Jonathan Newcomb
Date	Jonathan Newcomb, Director

2/28/07	s/Susan E. Rice
Date	Susan E. Rice, Director

2/28/07	s/Ellen Taus
Date	Ellen Taus, Director

2/28/07	s/Daniel W. Toohey
Date	Daniel W. Toohey, Director

2/28/07	s/Robert L. Velte
Date	Robert L. Velte, Director

The BNA 401(k) Plan

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of The BNA 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 28th day of February, 2007.

The Bureau of National Affairs, Inc.
The BNA 401(k) Plan

s/Gilbert S. Lavine
Gilbert S. Lavine
(Chairman of the Committee)

Form S-8

The Bureau of National Affairs, Inc.

February 28, 2007

Index to Exhibits

Item		Sequential Page Number

4.1	Articles of Incorporation	*

4.2	Restated By-laws	**

4.3	Stock Ownership policies and procedures	8

5.1	Opinion of Eunice Lin Bumgardner	20

23.1	Consent of Eunice Lin Bumgardner	20
	(contained in Exhibit 5.1)

23.2	Consents of KPMG LLP	21

24	Power of Attorney (contained in Signature Page)	4

* Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

** Incorporated by reference to the Registrant's Current Report on Form 8-K filed on September 8, 2005.